Exhibit 99.1

WashREIT Issues 2023 Guidance and

Provides Operating Update

Delivers strong operating performance through peak leasing season

Expects 14% Core FFO Growth in 2023

Washington, DC, September 27, 2022 – Washington Real Estate Investment Trust (“WashREIT” or the “Company”) (NYSE: WRE) today announced 2023 Core FFO guidance of $0.96 to $1.04 per share, which excludes the impact of any acquisitions beyond the $125 million that is expected to be completed this year. At the mid-point, this represents approximately 14% Core FFO growth in 2023 over 2022. The Company reiterated its previously issued 2022 Core FFO guidance range of $0.86 to $0.90 per share.

“Building on the success of our transformation and geographic expansion, we are delivering on our primary objective of profitable growth and are on-track to deliver our strongest Core FFO growth in over 20 years in 2023,” said Paul T. McDermott, President and CEO. “We are encouraged by strong operating trends across our portfolio, and we continue to expect to deploy the remaining $125 million included in our 2022 acquisition guidance assumptions over the remainder of the year, which would result in approximately 25% of our apartment homes residing in the Southeast by year-end.”

WashREIT is providing operating metrics for July and August that reflect strong performance during its peak leasing months. The performance is attributed to healthy demand and pricing power supported by renter income growth, housing shortages, and the rising cost of single-family homeownership in the Washington Metro and Atlanta areas.

Same-store multifamily operating metrics

	June 2022	July 2022	August 2022
Effective lease rate growth
New	12.6%	13.3%	11.6%
Renewal	11.2%	9.3%	9.7%
Blended	11.8%	11.1%	10.6%

Average Occupancy	95.8%	95.6%	95.7%
Retention	59.4%	59.9%	58.9%

Non-same-store multifamily(a) operating metrics

	June 2022	July 2022	August 2022
Effective lease rate growth
New	15.5%	15.3%	15.4%
Renewal	19.8%	19.2%	19.0%
Blended	17.9%	17.4%	17.4%

Average Occupancy	94.5%	94.2%	94.3%
Retention	56.6%	58.7%	66.7%

(a)	Non-same-store multifamily portfolio includes 2,210 homes, or approximately 25% of WashREIT’s total homes

Guidance Update

Following the Board of Trustee’s recent approval of WashREIT’s 2023 business plan and outlook, the Company is providing preliminary 2023 Core FFO guidance of $0.96 to $1.04 per share, excluding the impact of any Southeast acquisitions beyond the $125 million already expected to be completed this year.

“Our geographic expansion strategy is delivering the growth that we anticipated, and we are confident in our ability to continue driving organic growth in 2023 and beyond,” said Stephen E. Riffee, Executive Vice President and CFO. “We don’t need to access the capital markets to deliver the growth reflected in our 2023 guidance, and we will maintain a disciplined approach to capital allocation while prioritizing profitable growth opportunities that align with our investment strategies.”

Full-Year Outlook on Key Assumptions and Metrics

Core FFO for 2023 is expected to range from $0.96 to $1.04 per fully diluted share, which implies approximately 14% growth year-over-year based on the midpoint of the 2022 and 2023 Core FFO guidance ranges. The following assumptions are included in the Core FFO guidance for 2023:

•

Same-store multifamily NOI growth is expected to range from 9.0% to 11.0%, which reflects year-over-year growth of 10% at the midpoint further building on the double-digit NOI growth expected in the second half of 2022.

•

Non-same-store multifamily NOI is expected to range from $19.0 million to $20.5 million in 2023 including NOI from the $125 million of Southeast acquisitions we expect to complete over the remainder of this year. This guidance range does not reflect the impact of potential acquisitions beyond our 2022 acquisition guidance.

•	Other same-store NOI, which consists solely of Watergate 600, is expected to range from $13.0 million to $13.75 million

Full Year 2023
Core FFO per diluted share	$0.96 - $1.04
Net Operating Income
Same-store multifamily NOI growth	9.0% - 11.0%
Non-same-store multifamily NOI (a)	$19.0 million - $20.5 million
Non-residential NOI (b)	~$0.75 million
Other same-store NOI (c)	$13.0 million - $13.75 million
Expenses
Property management expense	$8.5 million - $9.0 million
G&A, net of core adjustments	$26.25 million - $27.25 million
Interest expense	$33.5 million - $34.5 million
Transformation Costs (d)	$2.5 million - $3.5 million

(a)

Includes Carlyle of Sandy Springs, Alder Park, Marietta Crossing, Riverside Development, and $125 million of acquisitions expected to be completed by the end of 2022. Guidance does not contemplate acquisitions or dispositions beyond 2022.

(b)	Includes revenues and expenses from retail operations at multifamily properties
(c)	Consists of Watergate 600
(d)	Represents the final costs related to the internalization of property-level operations

2023 Guidance Reconciliation Table

A reconciliation of projected net loss per diluted share to projected Core FFO per diluted share for the full year ending December 31, 2023 is as follows:

	Low	High
Net loss per diluted share	$(0.15)	$(0.08)
Real estate depreciation and amortization	1.09	1.09
NAREIT FFO per diluted share	0.94	1.01
Core adjustments	0.02	0.03
Core FFO per diluted share	$0.96	$1.04

2022 Guidance Reconciliation Table

As noted above, WashREIT is reaffirming its previously issued guidance for 2022, along with the underlying assumptions as reflected in the Company’s July 28, 2022 earnings release. A reconciliation of projected net loss per diluted share to projected Core FFO per diluted share for the full year ending December 31, 2022 is as follows:

	Low	High
Net loss per diluted share	$(0.34)	$(0.31)
Real estate depreciation and amortization	1.06	1.06
NAREIT FFO per diluted share	0.72	0.75
Core adjustments	0.14	0.15
Core FFO per diluted share	$0.86	$0.90

WashREIT’s 2022 and 2023 Core FFO guidance and outlook are based on a number of factors, many of which are outside the Company’s control and all of which are subject to change. WashREIT may change the guidance provided during the year as actual and anticipated results vary from these assumptions, but WashREIT undertakes no obligation to do so.

About WashREIT

WashREIT owns approximately 8,900 residential apartment homes in the Washington, DC metro and the Southeast, and approximately 300,000 square feet of commercial space in the Washington, DC metro region. We are focused on providing quality housing to under-served, middle-income renters in submarkets that we believe are poised for strong, sustained demand. With a proven track record in residential repositioning, we are utilizing the experience and research from the Washington metro region to continue to grow as we geographically diversify into Southeastern markets.

Contact:

Amy Hopkins

202-774-3253

ahopkins@washreit.com

Forward Looking Statements

Certain statements in our earnings release and on our conference call are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Additional factors which may cause the actual results, performance, or achievements of WashREIT to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements include, but are not limited to: risks associated with our ability to execute on our strategies, including new strategies with respect to our operations and our portfolio, including the acquisition of apartment homes in the Southeastern markets, on the terms anticipated, or at all, and to realize any anticipated benefits, including the performance of any acquired residential properties at the levels anticipated; whether actual NOI for Trove and our recently acquired properties, as well as from properties we expect to acquire during the remainder of 2022, will be consistent with our expected NOI for such properties; the risks associated with ownership of real estate in general and our real estate assets in particular; the economic health of the areas in which our properties are located, particularly with respect to greater Washington, DC metro region and the larger Southeastern region; the risk of failure to enter into and/or complete contemplated acquisitions and dispositions, at all, within the price ranges anticipated and on the terms and timing anticipated; changes in the composition of our portfolio; fluctuations in interest rates and other risks related to changes in interest rates; reductions in or actual or threatened changes to the timing of federal government spending; the risks related to use of third-party providers; the economic health of our residents; the ultimate duration of the COVID-19 global pandemic, including any mutations thereof, the actions taken to contain the pandemic or mitigate its impact, the direct and indirect economic effects of the pandemic and containment measures, the effectiveness and willingness of people to take COVID-19 vaccines, and the duration of associated immunity and efficacy of the vaccines against emerging variants of COVID-19; the impact from macroeconomic factors (including inflation, increases in interest rates, potential economic slowdown or a recession and geopolitical conflicts); compliance with applicable laws and corporate social responsibility goals, including those concerning the environment and access by persons with disabilities; the risks related to not having adequate insurance to cover potential losses; changes in the market value of securities; terrorist attacks or actions and/or cyber-attacks; whether we will succeed in the day-to-day property management and leasing activities that we have previously outsourced; the availability and terms of financing and capital and the general volatility of securities markets; the risks related to our organizational structure and limitations of stock ownership; failure to qualify and maintain our qualification as a REIT and the risks of changes in laws affecting REITs; whether our estimated transformation costs for 2022 and 2023 will be correct; whether we will realize significant operation benefits from our operating model redesign on the timing contemplated or at all; and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2021 Form 10-K filed on February 18, 2022. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events, or otherwise.

This Operational Update also includes certain forward-looking non-GAAP information. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

Non-GAAP Financial Measures

Core Funds From Operations (“Core FFO”) is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt and gains or losses on interest rate derivatives, (2) expenses related to acquisition and structuring activities, (3) executive transition costs, severance expenses and other expenses related to corporate restructuring and executive retirements or resignations, (4) property impairments, casualty gains and losses, and gains or losses on sale not already excluded from NAREIT FFO, as appropriate, (5) relocation expense and (6) transformation costs. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure and may be calculated differently by other REITs.

NAREIT Funds From Operations (“FFO”) is defined by 2018 National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) FFO White Paper Restatement, as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of properties, impairments of depreciable real estate and real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. Our FFO may not be comparable to FFO reported by other real estate investment trusts. These other REITs may not define the term in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. NAREIT FFO is a non-GAAP measure.

Net Operating Income (“NOI”), defined as real estate rental revenue less direct real estate operating expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain or loss on sale, if any), plus interest expense, depreciation and amortization, lease origination expenses, general and administrative expenses, acquisition costs, real estate impairment, casualty gain and losses and gain or loss on extinguishment of debt. NOI does not include management expenses, which consist of corporate property management costs and property management fees paid to third parties. They are the primary performance measures we use to assess the results of our operations at the property level. We also present NOI on a cash basis (“Cash NOI”) which is calculated as NOI less the impact of straight-lining apartment rent concessions. We believe that each of NOI and Cash NOI is a useful performance measure because, when compared across periods, they reflect the impact on operations of trends in occupancy rates, rental rates and operating costs on an unleveraged basis, providing perspective not immediately apparent from net income. NOI and Cash NOI exclude certain components from net income in order to provide results more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. As a result of the foregoing, we provide each NOI and Cash NOI as a supplement to net income, calculated in accordance with GAAP. NOI and Cash NOI do not represent net income or income from continuing operations calculated in accordance with GAAP. As such, neither should be considered an alternative to these measures as an indication of our operating performance.

Other Definitions

Average Occupancy is based on average daily occupied apartment homes as a percentage of total apartment homes.

Retention represents the percentage of multifamily leases renewed that were set to expire in the period presented.

Same-store Portfolio Properties include properties that were owned for the entirety of the years being compared, and exclude properties under redevelopment or development and properties acquired, sold or classified as held for sale during the years being compared. We categorize our properties as “same-store” or “non-same-store” for purposes of evaluating comparative operating performance. We define development properties as those for which we have planned or ongoing major construction activities on existing or acquired land pursuant to an authorized development plan. Development properties are categorized as same-store when they have reached stabilized occupancy (90%) before the start of the prior year. We define redevelopment properties as those for which have planned or ongoing significant development and construction activities on existing or acquired buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. We categorize a redevelopment property as same-store when redevelopment activities have been complete for the majority of each year being compared. We currently have two same-store portfolios: “Same-store multifamily” which is comprised of our same-store apartment communities and “Other same-store” which is comprised of our Watergate 600 commercial property.

Transformation Costs include costs related to the strategic shift away from the commercial sector to the residential sector, including the allocation of internal costs, consulting, advisory and termination benefits.